EXHIBIT 3.(i).2

FILED IN THE OFFICE OF
THE SECRETARY OF STATE
OF THE STATE OF NEVADA
[ stamp ]

MAR 24 1998

C3305-97
Dean Heller
Secretary of State
[stamp]


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       Filed By: (After Issuance of Stock)

                             SMART INDUSTRIES, INC.
                               Name of Corporation


         We  the  undersigned,   Dale  B.  Finfrock,   President  and  Assistant
Secretary, of SMART INDUSTRIES, INC.

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on March 24, 1998,, adopted a resolution to amend the original articles as follows:

Article 1. is hereby amended to read as follows:

1.   The name of this Corporation is: L.L. Brown International,Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                /s/ Dale B. Finfrock
                                                -------------------------
                                                President or Vice President

                                                /s/ Dale B. Finfrock
                                                --------------------------
                                                Secretary or Assistant Secretary

State of Florida  )
                  ) SS.
County of Dade    )

     On March 24, 1998, personally appeared before me, a Notary Public, Dale B. Finfrock, who acknowledged that they executed the above instrument.


                                                     /s. Luis A. Uriarte
                                                     --------------------
                                                     Signature of Notary
                                                       Luis A. Uriarte
                                                     (Notary Stamp or Seal)